ESPAIDER: ADT:00491/2
Exhibit 4.44

FIRST AMENDMENT TO THE SERVICE AGREEMENT AND OTHER COVENANTS
By this private instrument, the Parties, on one side,
UNIVERSO ONLINE S.A., a corporation headquartered at Avenida Brigadeiro Faria Lima 1384, 6º andar, in the City of São Paulo, State of São Paulo, enrolled with the Corporate Taxpayers’ Registry of the Ministry of Finance (CNPJ/MF) under No. 01.109.184/0001-95, herein represented pursuant to its Bylaws, hereinafter simply referred to as “CLIENT 1”;
PAGSEGURO INTERNET S.A., a corporation headquartered at Avenida Brigadeiro Faria Lima, No. 1384, 4º andar, Part A, City of São Paulo, State of São Paulo, enrolled with the CNPJ/MF under No. 08.561.701/0001--01, herein represented pursuant to its Bylaws, hereinafter simply referred to as “CLIENT 2”;
CLIENT 1 and CLIENT 2 are hereinafter jointly referred to as “CLIENTS” or, individually, as “CLIENT”;
INVILLIA - DESENVOLVIMENTO DE PRODUTOS DIGITAIS LTDA., headquartered at Rua Padre Duarte, Nº 151, Conj. 181 Edif. Empresarial América, Centro, Araraquara – SP, enrolled with CNPJ/MF under No. 04.654.734/0001-45, herein duly represented pursuant to its corporate acts in force, hereinafter referred to as SERVICE PROVIDER.
Whereas:
I.The Parties have entered into the Service Agreement and Other Covenants on November 7, 2019 (“Agreement”), in addition to the execution of numerous additional business proposals; and
II.The Parties wish to amend some conditions of the Agreement.
Now, therefore, the Parties have agreed, pursuant to law, to enter into this First Amendment to the Service Agreement and Other Covenants (“Amendment”), which shall bind the Parties and their successors at any time and on any account, under the following terms and conditions:
1.AMENDMENTS
1.1.The Parties have decided to include the following clauses in the Agreement:
“14.9. It is hereby agreed between the Parties that the CLIENTS may amend or terminate the Agreement, without any lien, fine or penalty, upon simple notice to the SERVICE PROVIDER, with the purpose of adjusting this instrument to industry rules, mainly, but not limited to, the rules established by the Brazilian Central Bank - BACEN.”
“16. CHANGE OF CONTROL AND BUSINESS CONTINUITY
16.1.The Parties establish that the SERVICE PROVIDER shall notify the CLIENT if the control of the SERVICE PROVIDER becomes subject to direct or indirect disposal during the effectiveness of this Agreement (including any extensions and amendments), regardless of the form that such disposal is manifested, including, but not limited to, acquisition, transfer, sale and/or encumbrance, partnership and/or any type of corporate restructuring. The SERVICE PROVIDER shall continue obliged to provide the services hereunder if a disposal, as mentioned above, occurs during the effectiveness hereof.
16.1.1.If the CLIENTS understand that the change of control that was informed by the SERVICE PROVIDER may affect the provision of services, the SERVICE PROVIDER is obliged to comply with all obligations of the Agreement, for at least [*****], during the transition of vendors.

ESPAIDER: ADT:00491/2
16.1.2.The SERVICE PROVIDER is responsible for delivering all the material required for the change of vendors to the CLIENTS, without affecting the services of the CLIENTS.
16.1.3.The notification mentioned in the head provision shall be delivered to the
CLIENTS’ address below:
Avenida Brigadeiro Faria Lima, 1384 – 10º andar – Jardim Paulistano São Paulo/SP – CEP 01452-002
Attn.: Chief Legal Officer”
2.RATIFICATION
2.1.    The Parties ratify all other terms and conditions of the Agreement, making it clear that the terms and clauses that have not been expressly changed by this Addendum shall remain unchanged and fully effective.
In witness whereof, the Parties sing this instrument in two (2) counterparts of equal content, in the presence of two witnesses.

São Paulo, August 18, 2020.
[signature] [signature]
UNIVERSO ONLINE S.A.

[signature] [signature]
PAGSEGURO INTERNET S.A.

[signature]
INVILLIA - DESENVOLVIMENTO DE PRODUTOS DIGITAIS LTDA.

Witnesses:
1	2
Name:	Name:
CPF:	CPF: